EXHIBIT 99.1

RELIABRAND INC ("RLIA-L") - Commences Adiri® International Launch Plans

ReliaBrand Inc. announced that the Company has commenced a stated 2013 goal of initiating International Sales for its Adiri® Brand of Premium Nursers and accessories.  The Company revealed today that it has begun shipping its new Adiri® NxGen® Nursers and related accessories to CFR GROUPS, its exclusive distributer in Russia and Kazakhstan.  CFR GROUPS (www.cfo-group.ru) is a Russian-based full-line wholesaler of Baby and Maternity products that distributes several international brands to baby boutiques and major retailers in Russia and Kazakhstan.

ReliaBrand® further revealed today that CFR has already successfully obtained retail listings for the Adiri® product line in two significant Russian-based retail chains.  The first is a Children's Network of Shopping Centers whose stores operate under the "Winnie" store brand name and have been on the Russian market since 1997(www.winny.ru).  Winnie retails a wide range of children's products from leading global manufacturers including brands such as LEGO®, Barbie® and Gucci®. CFR GROUPS was also successful in getting Adiri® listed with the "ENTER®" retail chain (www.enter.ru).   ENTER® currently operates 115 retail properties in 45 cities in Russia and is the first multi-channel retailer in Russia offering 40,000 consumer products in 14 different major product categories.  Baby products are a major category for ENTER® and the company plans to expand to over 300 cities in Russia by the end of 2015.

"We are pleased to work with CFR GROUPS as our exclusive distributor in Russia and Kazakhstan and are very satisfied with their initial success," ReliaBrand CEO Antal Markus remarked. "Russia is the largest country in the world and the Russian economy ranks as the eighth largest by nominal GDP and fifth largest by purchasing power parity," Markus continued.  "Our stated goal was to increase the availability of the Adiri® NxGen® Brand of products to potential retail consumers in 2013," Markus added. "Along with our initial domestic success with several Baby Boutiques and with WalMart® in Canada, I am very happy to have officially commenced our International Launch plans for Adiri® now as well," Markus concluded.

The Company also announced it is currently in negotiations with other potential International Distributors in China, the Middle-East, Germany/Austria/Netherlands and other key strategic markets.  ReliaBrand® will also be making its second annual appearance as an exhibitor at the ABC Kids Expo October 15th-18th in Las Vegas, Nevada where it will have an opportunity to meet with several potential retailers and distributors from around the globe.

About ReliaBrand and Adiri® (www.reliabrand.com)

Located in Kelowna, B.C. Canada, ReliaBrand® is a publicly traded company listed on the OTC Bulletin Board listed under the "RLIA" trading symbol. ReliaBrand owns and manufactures the Adiri® brand of infant feeding products. Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design. To see Adiri® awards please click here: http://reliabrand.com/awards-in-detail or for more information please call 1-855 ADIRI4U (1-888-234-7448). Media inquiries to be directed to: Maximum Performance Advisors, Christian Hansen (858) 381-4677.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements.  For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

TEL:  (858) 381-4677   Christian Hansen, Media,
                       Maximum Performance Advisors